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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Calavo Growers, Inc.:

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-96911 of Calavo Growers, Inc. (the Company) on Form S-1 of our report dated January 25, 2002, February 15, 2002 as to the effects of the stock dividend described in Note 16 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the merger described in Note 1 and the restatement described in Note 14), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Calavo Growers, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Costa Mesa, California
July 29, 2002